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                                                                      EXHIBIT 11

         STATEMENT REGARDING COMPUTATION OF DILUTED EARNINGS PER SHARE

                                                       THREE            THREE            SIX             SIX
                                                       MONTHS           MONTHS          MONTHS          MONTHS
                                                       ENDED            ENDED           ENDED           ENDED
                                                       6/30/98          6/30/97         6/30/98         6/30/97
                                                       -------          -------         -------         -------
Weighted average shares
    outstanding (A)                                   11,266,000 (B)   10,899,000     11,219,000 (B)  10,636,000 (B)

Weighted average common stock
 equivalents outstanding:
    Common stock
    Options                                                               554,000
    Warrants                                                              172,000
                                                                         ---------
    Total                                                                 726,000

Assumed treasury stock
 repurchases:
    Common stock
    Options                                                               326,000
    Warrants                                                               44,000
                                                                         ---------
    Total                                                                 370,000

Net weighted average common stock                                        ---------
   equivalents                                                            356,000



Total diluted weighted average
   common stock and common stock                                        ----------
   equivalents outstanding                                             11,255,000
                                                                        ----------

A: All weighted average share amounts have been restated to include the 866,772 shares issued in connection with the pooling of interests transaction consummated on June 30, 1998.

B: The effect of common stock equivalents was excluded from the calculation for the three months ended June 30, 1998 and the six months ended June 30, 1998 and June 30, 1997.




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